Exhibit 99.1

CalAmp Reports Fiscal 2018 First Quarter Financial Results

Q1 revenue of $88.1 million

MRM Telematics product sales up 17% year-over-year

Q1 gross margin of 42.5%, a record for the company

IRVINE, CA, June 27, 2017 -- CalAmp (NASDAQ: CAMP), a pure-play pioneer of Internet of Things (IoT) enablement solutions, today reported results for its first quarter of fiscal 2018 ended May 31, 2017.

Revenue for the fiscal 2018 first quarter was $88.1 million, a decrease of 3% from the first quarter of fiscal 2017. Excluding last year’s revenue from the former satellite business, which ceased operations effective August 31, 2016, revenue in the latest quarter was up 6% from $82.7 million in the first quarter of fiscal 2017.

Michael Burdiek, CalAmp's President and Chief Executive Officer, said, “We are pleased with our first quarter performance as we report a strong start to the fiscal year. We built on the momentum from last quarter and grew our core telematics and subscription revenues as we continued to expand our technology leadership. We see additional opportunities from large customers as we invest in our core technologies and expand our strategic partnerships with IoT industry leaders.”

Gross profit for the first quarter of fiscal 2018 was $37.4 million, an increase of $2.6 million over the same quarter last year. Gross margin was 42.5% in the first quarter of fiscal 2018, up from 38.2% in the first quarter of fiscal 2017.

Our GAAP-basis net loss in the first quarter of fiscal 2018 was $2.7 million, or ($0.08) per diluted share, compared to net loss of $2.7 million, or $(0.07) per diluted share, in the fiscal 2017 first quarter. Non-GAAP adjusted basis net income for the fiscal 2018 first quarter was $10.4 million, or $0.29 per diluted share, compared to non-GAAP adjusted basis net income of $11.1 million, or $0.30 per diluted share, in the first quarter of fiscal 2017.

The GAAP-basis results of operations in the fiscal 2018 first quarter were adversely affected by a charge of $6.1 million, or ($0.11) per diluted share net of tax, for additional damages associated with the Omega patent infringement judgment. Notwithstanding the reserve recorded in the first quarter, the Company is continuing to pursue all legal remedies in this patent infringement matter, and management believes that CalAmp will ultimately prevail.

Adjusted EBITDA for the first quarter of fiscal 2018 was $13.2 million and Adjusted EBITDA margin was 15.0%, compared to Adjusted EBITDA of $13.7 million and Adjusted EBITDA margin of 15.1% in the first quarter of fiscal 2017.

As of May 31, 2017, the company had total cash and marketable securities of $109.2 million and total debt outstanding of $148.6 million, which is the carrying amount of the company's 1.625% convertible notes in the face amount of $172.5 million. Net cash provided by operating activities was $10.9 million during the first quarter.

CalAmp Reports Fiscal 2018 First Quarter Financial Results

Q1 Business and Financial Highlights

●	MRM telematics product revenue grew 8% sequentially and 17% year-over-year, reaching the highest level of the past six quarters.
●	Software and subscription service revenue was $16.1 million, up 6% sequentially.
●	Record gross margin of 42.5%.
●	We commenced shipments of MRM Telematics products to several LoJack international licensees.
●	We commercially launched CrashBoxx™ Instant Crash Notification and enhanced CrashBoxx services for automated accident reconstruction and predictive vehicle damage assessments.

Business Outlook
The outlook for the fiscal 2018 second quarter ending August 31, 2017 is:
●	Consolidated revenue in the range of $86 to $91 million.
●	GAAP basis net income in the range of $0.32 to $0.38 per diluted share.
●	Non-GAAP net income in the range of $0.23 to $0.29 per diluted share.
●	Adjusted EBITDA in the range of $10.5 to $13.5 million.

The second quarter GAAP basis net income outlook includes a contribution of approximately $0.30 per diluted share from the receipt of the first installment of a legal settlement reached this month with a former supplier to LoJack. The effects of this legal settlement are excluded from non-GAAP net income and Adjusted EBITDA. The second quarter earnings outlook also contemplates a roughly 10% sequential quarter increase in R&D expense in support of strategic program rollouts with key customers that are expected to contribute to revenue in the coming quarters.

Conference Call and Webcast
CalAmp is hosting a conference call for analysts and investors to discuss its first quarter of 2018 results and outlook for its second quarter of 2018 at 1:30 p.m. Pacific Time today. Participants can listen in via webcast by visiting the Investor Relations section of CalAmp's website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 30 days after the call. The conference call can also be accessed by dialing 855-302-8830 (+1-330-871-6073 for international callers) and using the Conference ID# 33226778. Following the call, an audio replay will also be available by calling 855-859-2056 or +1-404-537-3406 and entering the Conference ID# 33226778. The audio replay will be available through July 11, 2017.

About CalAmp
CalAmp (NASDAQ: CAMP) is a pure-play pioneer in the connected vehicle and broader IoT marketplace. The company's extensive portfolio of intelligent communications devices, robust and scalable telematics cloud services, and targeted software applications streamline otherwise complex IoT deployments. These solutions enable customers to optimize their operations by collecting, monitoring, and efficiently reporting business-critical data and desired intelligence from high-value mobile and remote assets. CalAmp is headquartered in Irvine, California and has been publicly traded since 1983. For more information, please visit www.calamp.com.

CalAmp Reports Fiscal 2018 First Quarter Financial Results

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as “may”, “will”, “expect”, “intend”, “plan”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “goal” and variations of these words and similar expressions, are intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including the outlook for our fiscal 2018 second quarter operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
“GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. CalAmp believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, CalAmp reports the non-GAAP financial measures of Adjusted Basis net income, Adjusted Basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization, Stock-Based Compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted Basis net income excludes the impact of intangible assets amortization expense, stock-based compensation, non-cash interest from amortization of debt discount, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this press release. CalAmp uses these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of CalAmp's core business activities. Specifically, CalAmp believes that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

AT CALAMP:	AT NMN ADVISORS:
Garo Sarkissian	Nicole Noutsios
SVP, Corporate Development	(510) 315-1003
(949) 600-5600	nicole@nmnadvisors.com

CalAmp Reports Fiscal 2018 First Quarter Financial Results

CAL AMP CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	Three Months Ended
	May 31,
	2017	2016
	/---------(Unaudited)----------/
Revenues	$88,081	$91,147
Cost of revenues	50,638	56,313
Gross profit	37,443	34,834
Operating expenses:
Research and development	5,832	6,091
Selling	12,671	11,308
General and administrative	16,410	15,983
Intangible asset amortization	3,858	3,490
	38,771	36,872
Operating loss	(1,328)	(2,038)
Non-operating income (expense):
Investment income	333	453
Interest expense	(2,518)	(2,424)
Other income (expense)	116	543
	(2,069)	(1,428)
Loss before income taxes and
equity in net loss of affiliate	(3,397)	(3,466)
Income tax benefit	1,080	1,119
Loss before equity in net
loss of affiliate	(2,317)	(2,347)
Equity in net loss of affiliate	(337)	(312)
Net loss	$(2,654)	$(2,659)

Loss per share:
Basic	$(0.08)	$(0.07)
Diluted	$(0.08)	$(0.07)

Shares used in computing loss per share:
Basic	35,068	36,699
Diluted	35,068	36,699

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CalAmp Reports Fiscal 2018 First Quarter Financial Results

CAL AMP CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	May 31,	February 28,
	2017	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$108,690	$93,706
Short-term marketable securities	546	6,722
Accounts receivable, net	65,501	67,403
Inventories	32,803	29,279
Prepaid expenses and other current assets	9,391	9,595
Total current assets	216,931	206,705

Property, equipment and improvements, net	21,198	21,162
Deferred income tax assets	40,637	27,504
Goodwill	72,980	72,980
Other intangible assets, net	63,434	67,223
Other assets	11,954	12,565

	$427,134	$408,139

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$33,586	$30,266
Accrued payroll and employee benefits	5,710	7,955
Deferred revenue	15,928	14,662
Other current liabilities	29,537	24,958

Total current liabilities	84,761	77,841

1.625% convertible senior unsecured notes	148,643	146,827
Other non-current liabilities	19,582	20,229

Stockholders' equity:
Common stock	354	353
Additional paid-in capital	212,943	211,187
Accumulated deficit	(38,730)	(47,757)
Accumulated other comprehensive loss	(419)	(541)

Total stockholders' equity	174,148	163,242

	$427,134	$408,139

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CalAmp Reports Fiscal 2018 First Quarter Financial Results

CAL AMP CORP.
CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)

	Three Months Ended
	May 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(2,654)	$(2,659)
Depreciation expense	2,025	1,821
Intangible assets amortization expense	3,858	3,490
Stock-based compensation expense	1,817	1,984
Tax benefits on the vesting of restricted stock-based awards
and exercise of stock options	157	-
Amortization of convertible debt issue costs and discount	1,816	1,699
Deferred tax assets, net	(1,609)	(1,494)
Equity in net loss of affiliate	337	312
Impairment of internal use software	-	1,364
Changes in operating working capital	5,480	1,805
Other	(319)	-

Net cash provided by operating activities	10,908	8,322

Cash flows from investing activities:
Proceeds from maturities of marketable securities	6,722	38,578
Purchases of marketable securities	(546)	-
Capital expenditures	(2,079)	(1,620)
Acquisition of LoJack, net of cash acquired	-	(116,982)
Advances to unconsolidated subsidiary	-	(737)
Other	(69)	(20)

Net cash provided (used) by investing activities	4,028	(80,781)

Cash flows from financing activities:
Taxes paid related to net share settlement of vested equity awards	(156)	(160)
Proceeds from exercise of stock options	96	721

Net cash provided (used) by financing activities	(60)	561

Effect of exchange rate changes on cash	108	-

Net change in cash and cash equivalents	14,984	(71,898)

Cash and cash equivalents at beginning of period	93,706	139,388

Cash and cash equivalents at end of period	$108,690	$67,490

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CalAmp Reports Fiscal 2018 First Quarter Financial Results

CAL AMP CORP.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP
(Unaudited)

"GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. CalAmp believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, CalAmp reports the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, non-GAAP gross margin, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization and Stock-Based Compensation and other adjustments as identified below), and Adjusted EBITDA margin. CalAmp uses these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of CalAmp's core business activities. Specifically, CalAmp believes that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of the GAAP basis net loss to Adjusted basis (non-GAAP) net income is as follows (in thousands except per share amounts):

	Three Months Ended
	May 31,
	2017	2016
GAAP basis net loss	$(2,654)	$(2,659)

Intangible assets amortization expense	3,858	3,490
Stock-based compensation expense	1,817	1,984
Non-cash interest expense from amortization of debt discount	1,610	1,507
GAAP basis income tax benefit	(1,080)	(1,119)
Equity in net loss of affiliate	337	312
Acquisition and integration expenses	-	3,539
Non-cash cost of sales and depreciation on markup of
LoJack inventory and fixed assets	186	4,010
Legal arbitration expenses for LoJack battery claim	497	380
Litigation provision	6,075	-

Adjusted basis income before income taxes	10,646	11,444

Income tax provision (non-GAAP basis) (a)	(250)	(384)
Adjusted basis net income	$10,396	$11,060

Adjusted basis net income per diluted share	$0.29	$0.30

Weighted average common shares outstanding on diluted basis	35,926	37,173

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating loss and tax credit carryforwards.

The reconciliation of GAAP basis net loss to Adjusted EBITDA, and the calculation of Adjusted EBITDA margin, are as follows (dollars in thousands):

	Three Months Ended
	May 31,
	2017	2016
GAAP basis net loss	$(2,654)	$(2,659)

Investment income	(333)	(453)
Interest expense	2,518	2,424
GAAP basis income tax benefit	(1,080)	(1,119)
Depreciation expense	2,025	1,821
Intangible assets amortization expense	3,858	3,490
Stock-based compensation expense	1,817	1,984
Equity in net loss of affiliate	337	312
Acquisition and integration expenses	-	3,539
Non-cash cost of sales on markup of LoJack inventory	-	4,010
Legal arbitration expenses for LoJack battery claim	497	380
Litigation provision	6,075	-
Deferred compensation expense	121	-

Adjusted EBITDA	$13,181	$13,729

Revenue	$88,081	$91,147

Adjusted EBITDA margin	15.0%	15.1%

The calculation of non-GAAP gross margin is as follows (dollars in thousands):

	Three Months Ended
	May 31,
	2017	2016
GAAP basis gross profit	$37,443	$34,834
Non-cash cost of sales arising from fair value write-up of LoJack inventory	-	4,010
Non-GAAP gross profit	$37,443	$38,844

Revenue	$88,081	$91,147

Non-GAAP gross margin	42.5%	42.6%

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